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                                                                    EXHIBIT 23.2

                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-40943 of LASER Mortgage Management, Inc. of our report dated September 26, 1997, except for Note 5, dated November 7, 1997, Note 6 dated November 26, 1997 and to the reference to us under the heading "Experts" both of which are included in the Prospectus, which is also included in such Registration Statement.

Deloitte & Touche LLP
New York, New York

January 9, 1998